As filed with the Securities and Exchange Commission on December 19, 1997                                 Registration No. 333-_____
====================================================================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------
                            SYNBIOTICS CORPORATION
            (Exact name of Registrant as specified in its charter)
                CALIFORNIA                          95-3737816
          (State or other juris-                 (I.R.S. Employer
            diction of incorpo-                 Identification No.)
          ration or organization)

                              11011 VIA FRONTERA
                          SAN DIEGO, CALIFORNIA 92127
                                (619) 451-3771
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               KENNETH M. COHEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SYNBIOTICS CORPORATION
                11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127
                                (619) 451-3771
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ------------------------------

                                   Copy to:

                            Hayden J. Trubitt, Esq.
                        BROBECK, PHLEGER & HARRISON LLP
                         550 West C Street, Suite 1300
                          San Diego, California 92101

                        ------------------------------

       Approximate date of commencement of proposed sale to the public:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

                                                                 Proposed Maximum     Proposed Maximum
       Title of each class of                                     Offering Price         Aggregate
    securities to be registered        Amount to be Registered     Per Share (1)     Offering Price (1)   Amount of Registration Fee

------------------------------------------------------------------------------------------------------------------------------------

 Common Stock                               759,018 Shares             $3.13            $2,375,726               $700.84
------------------------------------------------------------------------------------------------------------------------------------


(1)Estimate based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on December 12, 1997 pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended.
                         ------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                            SYNBIOTICS CORPORATION

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Available Information........................................................ 2

Information Incorporated by Reference........................................ 2

The Company.................................................................. 3

Forward-Looking Statements................................................... 3

Risk Factors................................................................. 3

Use of Proceeds.............................................................. 7

Selling Shareholder.......................................................... 7

Plan of Distribution......................................................... 9

Legal Matters................................................................10

Indemnification..............................................................10

                                 759,018 SHARES
                             SYNBIOTICS CORPORATION
                                  COMMON STOCK

This Prospectus relates to the public offering, which is not being underwritten, of 759,018 shares of Common Stock, no par value per share (the "Shares"), of Synbiotics Corporation ("Synbiotics" or the "Company"). All of these Shares are held and may be offered by Merial Limited, a shareholder of the Company, whose predecessor (Rhone Merieux S.A.S.) received such Shares pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof, in connection with Synbiotics' acquisition of a business unit of Rhone Merieux S.A.S. in July 1997 (the "Acquisition"). As used herein, the term "Selling Shareholder" refers to Rhone Merieux S.A.S. when reference is being made to the time of the Acquisition, and to Merial Limited when reference is being made to the present. As part of the purchase price in the Acquisition, Synbiotics issued the Shares to the Selling Shareholder. The Shares are being registered by the Company pursuant to a Stock Restriction and Rights Agreement executed in connection with the Acquisition. See "The Company" and "Selling Shareholder."

The sale of the Shares may be effected by the Selling Shareholder from time to time in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concession or commission from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). It is not possible at the present time to determine the price to the public in any sale of the Shares by the Selling Shareholder and the Selling Shareholder reserves the right to accept or reject, in whole or in part, any proposed purchase of Shares. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by the Selling Shareholder. Substantially all costs, expenses and fees incurred in connection with the registration of the Shares, estimated to be approximately $17,700, are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder. See "Plan of Distribution."

None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company, unless the price per share received is over $5.00, in which case Synbiotics could under certain circumstances receive a portion of such excess proceeds. See "Plan of Distribution." The Company has agreed, among other things, to bear certain expenses (other than fees and expenses of counsel and discounts, commission and brokerage commissions and fees) in connection with the registration and sale of the Shares being offered by the Selling Shareholder. See "Selling Shareholder."

Synbiotics Common Stock is traded on the Nasdaq National Market ("Nasdaq National Market") under the symbol "SBIO." On November 30, 1997, the closing sale price of Synbiotics Common Stock as reported on the Nasdaq National Market was $3.38 per share.

The Selling Shareholder and any broker-dealers, agents or underwriters that participate with the Selling Shareholder in the distribution of Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

                                _______________

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 3 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                                _______________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

               The date of this Prospectus is December 19, 1997.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SHAREHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                             AVAILABLE INFORMATION

Synbiotics is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable to small business issuers such as Synbiotics, and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and at Northwest Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is traded on the Nasdaq National Market and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                     INFORMATION INCORPORATED BY REFERENCE

The following documents filed by the Company with the Commission (Commission File No. 0-11303) are hereby incorporated by reference in this Prospectus:

(1) The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1996;

(2) The Quarterly Reports of the Company on Form 10-QSB for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

(3) The Company's Registration Statement on Form 8-A filed with the Commission on November 14, 1983 and declared effective on January 13, 1984 pursuant to
     Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Company's Common Stock.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such document). Requests for such documents should be submitted in writing to the Secretary, at Synbiotics Corporation, 11011 Via Frontera, San Diego, California 92127 or by telephone at (619) 451-3771.

                                  THE COMPANY

Synbiotics Corporation is a leading provider of rapid diagnostic and laboratory diagnostic products for the animal health care industry, including canine reproduction diagnostic products and services, PennHIP(R) (a diagnostic test for canine hip dysplasia) and nutritional supplements marketed to breeders and owners of purebred dogs and their veterinarians. The Company also markets a line of vaccine products. Synbiotics was founded in 1982 to research and develop monoclonal antibody-based diagnostic and therapeutic products. In the early years, the Company, like most biotechnology firms, was focused on developing therapeutics for human diseases. The high cost of human drug development, coupled with the lengthy FDA approval process, motivated Synbiotics to begin commercializing its technology through the less restrictive animal health care market. Synbiotics is one of a small number of companies that focuses exclusively on animal health and is the second largest provider of diagnostic products to the animal health market.

The Company's principal executive offices are located at 11011 Via Frontera, San Diego, California 92127, and its telephone number is (619) 451-3771.

                           FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain forward-looking statements that are based on current expectations, estimates and projections about the Company's industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those noted in "Risk Factors" below and in the documents incorporated herein by reference. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

An investment in the Shares involves a high degree of risk. In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the Shares.

Patent Litigation Involving the Company's Canine Heartworm Diagnostic Products
------------------------------------------------------------------------------

Barnes-Jewish Hospital of St. Louis (the "Hospital") has filed a lawsuit against the Company claiming patent infringement and seeking unspecified damages. The Hospital is the owner of a patent which the Hospital alleges covers the Company's canine and heartworm diagnostic products. The Company is also the owner of several patents which cover its canine heartworm diagnostic products. The Company believes that it does not infringe the Hospital's patent, and also believes that the Hospital's patent is invalid. However, in the event that the Company were to lose the lawsuit or enter into an unfavorable settlement agreement, there would be a materially adverse effect on the Company's financial condition and results of operations. In addition, patent litigation is likely to be costly and disruptive even if the Company were to prevail in the litigation.

The Hospital had previously sued IDEXX Laboratories, Inc., the Company's primary competitor for canine heartworm diagnostics, for patent infringement under the Hospital's patent; IDEXX's defense involved an assertion that the patent is invalid. On September 28, 1997, IDEXX announced a settlement of this suit for $5,500,000 (an undisclosed portion of which represents royalties on prior sales) and future royalties.

No Assurance that Acquired Businesses Can Be Successfully Combined
------------------------------------------------------------------

There can be no assurance that the anticipated benefits of the acquisition of the veterinary diagnostics business of Rhone Merieux S.A.S. ("RMD") (completed in July 1997), the 1996 acquisition of the business of International Canine Genetics, Inc. ("ICG"), or any other future acquisitions (collectively, the "Acquired Business") will be realized. Acquisitions of businesses involve numerous risks, including difficulties in the assimilation of the operations, technologies and products of the Acquired Business, introduction of different distribution channels, potentially dilutive issuances of equity and/or increases in leverage and risk resulting from issuances of debt securities, the need to establish internally operating functions which had been previously provided pre-acquisition by a corporate parent, accounting charges, operating companies in different geographic locations with different cultures, the potential loss of key employees of the Acquired Business, the diversion of management's attention from other business concerns and the risks of entering markets in which Synbiotics has no or limited direct prior experience. In addition, there can be no assurance that the acquisitions will not have a material adverse effect upon Synbiotics' business, results of operations or financial condition, particularly in the quarters immediately following the consummation of the acquisitions, due to operational disruptions, unexpected expenses and accounting charges which may be associated with the integration of the Acquired Business and Synbiotics.

Competition
-----------

Competition in the animal health care industry is intense. Many competitors, such as Pfizer Animal Health, Merial Animal Health (the successor to Rhone Merieux) and IDEXX Laboratories, have substantially greater financial, manufacturing, marketing and product research resources than the Company. Large companies in particular have extensive expertise in conducting pre-clinical testing for new products and in obtaining the necessary regulatory approvals to market products. Competition is based on test sensitivity, accuracy and speed; product price; and similar factors. IDEXX Laboratories requires its distributors not to carry the products of competitors such as Synbiotics. There can be no assurance that such competition will not adversely affect Synbiotics' results of operations or ability to maintain or increase sales and market share.

History of Operating Losses; Accumulated Deficit
------------------------------------------------

Although the Company's operations were profitable for the nine month periods ended September 30, 1997 and 1996 and for the year ended December 31, 1996, the Company has had a history of losses. Synbiotics has incurred a consolidated accumulated deficit of $9,202,000 at September 30, 1997, even after the release in 1996 of a $7,158,000 valuation allowance related to deferred tax assets. There can be no assurance that Synbiotics can generate sufficient revenue to sustain profitability.

Reliance on Third Party Manufacturers
-------------------------------------

Certain of Synbiotics' products (including its ICT Gold(TM) diagnostic kits and all of its vaccines) are, and certain anticipated new products are expected to be, manufactured by third parties under the terms of distribution and/or manufacturing agreements. The ICT Gold(TM) products and feline leukemia virus vaccine are licensed to Synbiotics by their respective outside manufacturers. In the event that these third parties are unable (due to operational, licensing, financial or other reasons) to supply Synbiotics with sufficient finished products, Synbiotics would suffer significant disruption of its business. Synbiotics has the right, under certain circumstances, pursuant to the agreements to use alternate manufacturing sources. In some circumstances, however, the Company would lack such a right.

If Synbiotics should encounter delays or difficulties in its relationship with manufacturers, the resulting problems could have a material adverse effect on Synbiotics.

Sales and Marketing
-------------------

The Company's product distribution strategy results in a large percentage of sales being to only a few customers. During the year ended December 31, 1996, sales to two distributors totalled 37% of the Company's gross revenues. In addition, RMD's products are presently sold through distributors. There can be no assurance that Synbiotics will be able to establish an adequate sales and marketing capability in any or all targeted markets or that it will be successful in gaining market acceptance of its products. To the extent Synbiotics enters into distributor arrangements, any revenues received by Synbiotics will be dependent on the efforts of third parties and there can be no assurance that such efforts will be successful. IDEXX Laboratories' requirement that its distributors not carry the products of competitors such as Synbiotics has induced certain distributors to stop doing business with Synbiotics in order to carry IDEXX products instead. In addition, Synbiotics' sales of products, on a private-label basis, toward the over-the-counter market may cause an adverse reaction among Synbiotics' regular distributor and veterinarian customers.

Attraction and Retention of Key Employees
-----------------------------------------

The success of Synbiotics is highly dependent, in part, on its ability to retain highly qualified personnel, including senior management and scientific personnel. Competition for such personal is intense and the inability to retain additional key employees or the loss of one or more current key employees could adversely affect Synbiotics. Although Synbiotics has been successful in retaining required personnel to date, there can be no assurance that Synbiotics will be successful in the future.

Reliance on New and Recent Products
-----------------------------------

Synbiotics relies to a significant extent on new and recently developed products, and expects that it will need to continue to introduce new products to be successful in the future. There can be no assurance that Synbiotics will obtain and maintain market acceptance of its products. With respect to future products, there can be no assurance that such products will meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable cost or be successfully commercialized.

There can be no assurance that new products can be manufactured at a cost or in quantities necessary to make them commercially viable. If Synbiotics were unable to produce internally, or to contract for, a sufficient supply of its new products on acceptable terms, or if it should encounter delays or difficulties in its relationships with manufacturers, the introduction of new products would be delayed, which could have a material adverse effect on Synbiotics.

Future Capital Needs; Uncertainty of Additional Funding
-------------------------------------------------------

The development and commercialization of Synbiotics' products requires substantial funds. Synbiotics' future capital requirements will depend on many factors, including cash flow from operations, the need to finance further acquisitions, if any, continued scientific progress in its products and development programs, the cost of manufacturing scale-up, the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims, the cost involved in patent infringement litigation, competing technological and market developments, and the cost of establishing effective sales and marketing arrangements. Synbiotics anticipates that its existing available cash, cash equivalents and short-term investments will be adequate to satisfy its current capital requirements and fund its current operations, although any large acquisition would require additional capital resources. There can be no assurance that additional financing, if required, will be available on acceptable terms or at all. If additional funds are raised by issuing equity securities, further dilution to then existing shareholders may result. Debt financing would result in increased leverage and risk. In July 1997 the Company obtained $15,000,000 of debt financing from Banque Paribas, of which $11,493,000 was used in connection with the acquisition of RMD. The $15,000,000 included a $5,000,000 revolving line of credit. However, draws on the line of credit are subject to certain requirements and can be used only for certain purposes. If adequate funds are not available, Synbiotics may be required, among other things, to delay, scale back or eliminate one or more of its research and development programs or seek to obtain funds through arrangements with collaborative partners or others even if the arrangements would require Synbiotics to relinquish certain rights to certain of its technologies, product candidates or products that Synbiotics would not otherwise relinquish.

Seasonality
-----------

Synbiotics has experienced some seasonality in its business, with sales highest in December to April, the time period in which distributors purchase canine heartworm diagnostic products to sell to veterinarians for the heartworm season. There can be no assurance that such seasonality will not have a material adverse impact on Synbiotics' operations.

Patents and Proprietary Technology
----------------------------------

Synbiotics generally has sought and will continue to seek to protect its interests by treating its particular variations in the production of monoclonal antibodies as trade secrets. Synbiotics also has pursued and intends to continue aggressively to pursue protection for new products, new methodological concepts, and compositions of matter through the use of patents and trademarks where obtainable. At present, Synbiotics has been granted eleven U.S. patents.

There can be no assurance that Synbiotics will be issued any additional patents or that, if any patents are issued, they will provide Synbiotics with significant protection or will not be challenged. Even if such patents are enforceable, Synbiotics anticipates that any attempt to enforce its patents would be time consuming and costly. Moreover, the laws of some foreign countries do not protect Synbiotics' proprietary rights in its products to the same extent as do the laws of the United States.

The patent positions of biotechnology companies, including Synbiotics, are uncertain and involve complex legal and factual issues. Additionally, the coverage claimed in a patent application can be significantly reduced before the patent is issued. As a consequence, there can be no assurance that any of Synbiotics' future patent applications will result in the issuance of patents or, if any patents issue, that they will provide significant proprietary protection or will not be circumvented or invalidated. Because patent applications in the United States are maintained in secrecy until patents issue and publication of discoveries in the scientific or patent literature often lag behind actual discoveries, Synbiotics cannot be certain that it was the first inventor of inventions covered by its pending patent applications or that it was the first to file patent applications for such inventions. Moreover, Synbiotics may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention that could result in substantial cost to Synbiotics, even if the eventual outcome is favorable to Synbiotics. There can be no assurance that Synbiotics' patents would be held valid by a court of competent jurisdiction. An adverse outcome of any patent litigation could subject Synbiotics to significant liabilities to third parties, require disputed rights to be licensed from third parties or require Synbiotics to cease using the technology in dispute. A patentholder has filed a lawsuit asserting that the Company's key canine heartworm diagnostic tests infringe its patent.

There can be no assurance that such patentholder or other third parties will not assert other infringement claims against Synbiotics in the future or that any such assertions will not result in costly litigation or require Synbiotics to obtain a license to intellectual property rights of such parties. There can be no assurance that any such licenses would be available on terms acceptable to Synbiotics, if at all. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief that could effectively block Synbiotics' ability to further develop, or commercialize, its products in the United States and abroad. Such claims could result in the award of substantial damages. Defense of any lawsuit or failure to obtain any such license could have a material adverse effect on Synbiotics. Finally, litigation, regardless of outcome, could result in substantial cost to, and a diversion of efforts by, Synbiotics.

Government Regulation
---------------------

Synbiotics' business is subject to substantial regulation by the United States government. See "Business--Government Regulation" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, which is hereby incorporated by reference. In addition, Synbiotics' operations may be subject to future legislation and/or rules issued by domestic or foreign governmental agencies with regulatory authority relating to Synbiotics' business. There can be no assurance that Synbiotics will be found in compliance with any of the various regulations to which it is subject.

For marketing outside the United States, Synbiotics will be subject to foreign regulatory requirements in such foreign jurisdictions, which very widely from country to country. There can be no assurance the Synbiotics will meet and sustain compliance with any such requirements.

Products Liability and Insurance
--------------------------------

The design, development and manufacture of Synbiotics' products involve an inherent risk of product liability claims and associated adverse publicity. Synbiotics has obtained liability insurance for potential product liability associated with the commercial sale of its products. There can be no assurance, however, that Synbiotics will be able to maintain such insurance. Although Synbiotics currently maintains general liability insurance, there can be no assurance that the coverage limits of Synbiotics' insurance policies will be adequate. Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. A successful claim brought against Synbiotics in excess of Synbiotics' insurance coverage could have a material adverse effect upon Synbiotics.

Hazardous Materials
-------------------

Synbiotics' research and development involves the controlled use of hazardous materials, chemicals and various radioactive compounds. Although Synbiotics believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by local state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, Synbiotics could be held liable for any damages that result and any such liability could exceed the resources of Synbiotics. Synbiotics may incur substantial costs to comply with environmental regulations.


                                USE OF PROCEEDS

All proceeds from the sale of the Shares will be for the account of the Selling Shareholder, as described below, and the Company will not receive any of the proceeds from the sale of the Shares, unless the price per share received is over $5.00 per share, in which case the Company could under certain circumstances receive a portion of such excess proceeds. Any monies so received by the Company would be used for general working capital purposes. See "Selling Shareholder" and "Plan of Distribution."

                              SELLING SHAREHOLDER

The following table sets forth certain information regarding the Selling Shareholder's beneficial ownership of the Company's Common Stock as of November 30, 1997. Except as a licensee/purchaser in bulk of feline leukemia virus vaccine, and except for a variety of transitional and continuing commercial relationships entered into as a part of the Acquisition, the Selling Shareholder has not had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares. The numbers set forth in the column "Number of Shares Being Offered" below constitute all of the Shares that the Selling Shareholder may distribute in this offering; however, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares and the table below assumes the sale of all Shares held by the Selling Shareholder. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Shareholder may offer the Shares for resale from time to time. See "Plan of Distribution."

The Selling Shareholder purchased the Shares in connection with the Acquisition in July, 1997. In connection with the purchase of such Shares, the Selling Shareholder represented that it was acquiring the Shares for investment and with no present intention of distributing the Shares. The Company agreed to prepare and file a registration statement upon the Selling Shareholder's one-time demand and to bear all expenses other than fees and expenses of counsel for the Selling Shareholder and discounts, commissions and brokerage commissions and fees. The Selling Shareholder made such demand. Even though the Stock Restriction and Rights Agreement limited the Selling Shareholder to a registration effected in connection with a firm commitment underwritten offering, and the Selling Shareholder has no arrangements for such a firm commitment underwritten offering, the Company decided to waive such limitation and honor the demand for registration. Accordingly, the Company filed with the Commission a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time.

The Stock Restriction and Rights Agreement also requires the Company to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all Shares offered hereby have been sold pursuant thereto or until all remaining Shares could immediately be sold pursuant to Rule 144 under the Securities Act.

The following table sets forth the name of the Selling Shareholder, the number of shares of Synbiotics Common Stock owned beneficially by the Selling Shareholder as of November 30, 1997, and the number of shares which may be offered pursuant to this Prospectus.

                                      Shares Beneficially                              Shares Beneficially
                                   Owned Before Offering(1)                          Owned After Offering(2)
                                   ------------------------                          ------------------------
                                                                Number of Shares
Selling Shareholder                 Number      Percentage      Being Offered(3)      Number     Percentage
-------------------                 ------      ----------      ----------------      ------     ----------
Merial Limited                      759,018       9.3%              759,018            0           0.0%

_______________

(1) The person named in the table has sole voting and sole investment power with respect to all shares beneficially owned.

(2) This assumes that all Shares owned by the Selling Shareholder which are offered hereby are sold. The Selling Shareholder reserves the right to accept or reject, in whole or in part, any proposed purchase of Shares.

(3) The Selling Shareholder may offer less than the amount of Shares indicated. No representation is made that any Shares will or will not be offered for sale.

Of the 759,018 Shares, 230,000 were issued into and are being held in escrow subject to the satisfaction of certain contingencies related to the commercialization of new products. The escrowed shares can be offered to the public under the Registration Statement only if and when the contingencies are satisfied and the shares are released from escrow to the Selling Shareholder.

                             PLAN OF DISTRIBUTION

The Shares offered hereunder may be sold from time to time by the Selling Shareholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq National Market or in the general over-the-counter market or otherwise, at prices and on terms then prevailing or related to the then-current market price, or in negotiated transactions. The Shares may be sold to or through one or more broker-dealers, acting as agent or principal, in underwritten offerings, block trades, agency placements, exchange distributions, brokerage transactions or otherwise, or in any combination of transactions.

At the time a particular offer of Shares is made, to the extent required, a supplemental Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Shareholder, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

In connection with any transaction involving the Shares, broker-dealers or others may receive from the Selling Shareholder, and may in turn pay to other broker-dealers or others, compensation in the form of commissions, discounts or concessions in amounts to be negotiated at the time (which compensation may be in excess of customary commissions). Broker-dealers and any other persons participating in a distribution of the Shares may be deemed to be "underwriters" within the meaning of the Act in connection with such distribution, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Act.

Any or all of the sales or other transactions involving the Shares described above, whether effected by the Selling Shareholder, any broker-dealer or others, may be made pursuant to this prospectus. In addition, any Shares that qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of certain states, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, if the Shares cease to be listed for trading in the Nasdaq National Market or on a national securities exchange, in certain states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Synbiotics and the Selling Shareholder may agree to indemnify certain persons, including broker-dealers or others, against certain liabilities in connection with any offering of the Shares, including liabilities under the Securities Act.

It is not possible at the present time to determine the price to the public in any sale of the Common Stock by the Selling Shareholder. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by the Selling Shareholder. The Company will pay substantially all the expenses incident to the registration, offering and sale of the Common Stock to the public by the Selling Shareholder (currently estimated to be $17,700), other than fees, discounts and commissions of underwriters, dealers or agents, if any, and transfer taxes.

Pursuant to the Stock Restriction and Rights Agreement entered into as part of the Acquisition, under certain circumstances Synbiotics is entitled to receive a portion of the sales price of the Shares to the extent such sales price exceeds $5.00 per share. If the Shares are sold under the Registration Statement before April 9, 1998, the Company is entitled to receive from the Selling Shareholder 75% of any such excess. If the Shares are sold under the Registration Statement between April 9, 1998 and January 9, 1999, the Company is entitled to receive from the Selling Shareholder 50% of any such excess. If the Shares are sold under the Registration Statement between January 9, 1999 and July 9, 2001, the Company is entitled to receive from the Selling Shareholder 25% of any such excess.

The Stock Restriction and Rights Agreement also provided for certain put and call rights as to the Shares, but in accordance with the Stock Restriction and Rights Agreement such put and call rights terminate when the indicated Shares are sold pursuant to this Registration Statement.

                                 LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, San Diego, California.


                                INDEMNIFICATION

Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations. Under the Company's Articles of Incorporation, the Company is authorized to provide indemnification of its agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. The Company has entered into such indemnification agreements with each of its directors and officers.

Article VIII, Section A of the Bylaws of the Company provides that the Company may indemnify any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, subject to certain limitations. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

The Company's Articles of Incorporation provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The above discussion of the Company's Articles of Incorporation and Bylaws and of Section 317 of the California General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Articles of Incorporation, Bylaws and statute.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses to be paid by the Company with respect to the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee...............................................    $   700
Printing Expenses *................................................      1,000
Blue Sky Fees and Expenses *.......................................          0
Legal Fees and Expenses*...........................................     10,000
Accounting Fees and Expenses*......................................      5,000
Miscellaneous*.....................................................      1,000
                                                                       -------
        Total......................................................    $17,700
                                                                       =======

---------------------
*Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations. Under the Company's Articles of Incorporation, the Company is authorized to provide indemnification of its agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. The Company has entered into such indemnification agreements with each of its directors and officers.

(b) Article VIII, Section A of the Bylaws of the Company provides that the Company may indemnify any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, subject to certain limitations. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

(c) The Company's Articles of Incorporation provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

The above discussion of the Company's Articles of Incorporation, Bylaws and of
Section 317 of the California General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Articles of Incorporation, Bylaws and statute.

ITEM 16. EXHIBITS

   Exhibit
   Number    Exhibit
   -------   -------
       4.1   Stock Restriction and Rights Agreement dated July 9, 1997, between the Company and Rhone Merieux S.A.S. (incorporated by reference to Exhibit 10.65 to the Company's Form 10-QSB for the quarterly period ended September 30, 1997).

       5.1   Opinion and Consent of Brobeck, Phleger & Harrison LLP.

      23.1   Consent of Independent Accountants.

      23.2   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit
             5.1).

      24.1   Power of Attorney (see page II-3).


ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

(2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be treated as the initial bona fide offering; and

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 19th day of December, 1997.

                                          SYNBIOTICS CORPORATION

                                          By  /s/ Kenneth M. Cohen
                                          ------------------------------

                                          Kenneth M. Cohen, President and Chief
                                               Executive Officer

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kenneth M. Cohen as attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                      TITLE                                    DATE
---------                                      -----                                    ----

/s/ Kenneth M. Cohen        Chief Executive Officer, President and Director        December 19, 1997
-------------------------   (Principal Executive Officer)
Kenneth M. Cohen

/s/ Michael K. Green        Chief Financial Officer and Vice President - Finance   December 19, 1997
-------------------------   (Principal Financial Officer)
Michael K. Green

/s/ Keith A. Butler         Chief Accounting Officer and Corporate Controller      December 19, 1997
-------------------------   (Principal Accounting Officer)
Keith A. Butler

/s/ Patrick Owen Burns      Director                                               December 19, 1997
-------------------------
Patrick Owen Burns


/s/ James C. DeCesare       Director                                               December 19, 1997
-------------------------
James C. DeCesare

/s/ Brenda D. Gavin         Director                                               December 19, 1997
-------------------------
Brenda D. Gavin

/s/ M. Blake Ingle          Director                                               December 19, 1997
-------------------------
M. Blake Ingle

/s/ Donald E. Phillips      Director                                               December 19, 1997
-------------------------
Donald E.  Phillips

                                 EXHIBIT INDEX
                                 -------------




     Exhibit
      Number   Exhibit
     -------   -------
         4.1   Stock Restriction and Rights Agreement dated July 9, 1997, between the Company and Rhone Merieux S.A.S. (incorporated by reference to Exhibit 10.65 to the Company's Form 10-QSB for the
               quarterly period ended September 30, 1997.
         5.1   Opinion and Consent of Brobeck, Phleger & Harrison LLP.
        23.1   Consent of Independent Accountants.
        23.2   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit
               5.1).
        24.1   Power of Attorney (see page II-3).